CSW International, Inc.
                           Consolidated Balance Sheet
                                 March 31, 1999
                                   (Unaudited)
                                    ($000's)

ASSETS
Fixed Assets
      Electric distribution plant                       $ 1,458,170
      General plant                                         276,647
                                                        ------------
            Total Electric Plant                          1,734,817
      Less - Accumulated depreciation                      (644,281)
                                                        ------------
            Total Fixed Assets                            1,090,536

Current Assets
      Cash and cash equivalents                              75,845
      Short-term investments                                 33,958
      Accounts receivable                                   350,006
      Advances to affiliates                                     23
      Inventories                                            61,985
      Other current assets                                    5,121
                                                        ------------
            Total Current Assets                            526,938

Other Assets
      Goodwill                                            1,352,803
      Prepaid benefit costs                                  58,039
      Equity investments and other                          223,131
                                                        ------------
            Total Other Assets                            1,633,973

            Total Assets                                $ 3,251,447
                                                        ============

CAPITALIZATION AND LIABILITIES
Capitalization
      Common stock                                      $         1
      Paid-in capital                                       829,000
      Retained earnings                                     184,605
      Minority interests                                        752
      Foreign currency translation and other                (43,363)
                                                        ------------
                                                            970,995

      Long-term debt                                      1,122,040

Current Liabilities
      Accounts payable                                      293,133
      Advances from affiliates                              242,006
      Accrued interest payable                               37,752
      Loan notes                                             29,138
      Accrued taxes payable                                  94,107
      Customer prepayments                                   35,217
      Other                                                  20,165
                                                        ------------
                                                            751,518
Deferred Credits
      Deferred tax liability                                267,383
      Other                                                 139,511
                                                        ------------
            Total Deferred Credits                          406,894


            Total Capitalization and Liabilities        $ 3,251,447
                                                        ============